April 21, 2004




The Board of Directors
Mpower Holding Corporation
175 Sully's Trail, Suite 300
Pittsford, NY 14534



Ladies and Gentlemen,

     We have acted as special United States federal income tax counsel to Mpower Holding Corporation, a Delaware corporation (the "Company") in connection with the preparation and filing by the Company of Amendment No. 2 to the Company's Registration Statement on Form S-3 (the "Registration Statement") being filed with the Securities and Exchange Commission (the "Commission") relating to, among other things, the offering from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act of 1933, as amended, (the "Securities Act"), of up to $3,000,000 of warrants to purchase common stock and the common stock issuable upon exercise of the warrants pursuant to a warrant program established by you for the benefit of your independent sales agents (collectively, the "Warrant Program Securities").

     We hereby confirm that the discussion under the caption "Material U.S. Federal Income Tax Considerations", insofar as such discussion represents legal conclusions or statements of United States federal income tax law, subject to the limitations and conditions set forth therein, constitutes our opinion as to the material United States federal income tax consequences to certain master sales agents of the issuance, ownership and disposition of the Warrant Program Securities.

     No opinion is expressed as to any other matter, including any aspects of state, local or non-United States tax law. This opinion is based on current United States federal income tax law and administrative practice, and we do not undertake to advise you as to any future changes in such law or practice that may affect our opinion unless we are specifically retained to do so. We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to us in the Registration Statement under the caption "Legal Matters." In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, and the rules regulations of the Commission promulgated thereunder.

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                                                              Very truly yours,

                                                     /s/ SHEARMAN & STERLING LLP


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